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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Incentive Stock Plan as amended and restated May 3, 2001 of Gundle/SLT Environmental, Inc. of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Gundle/SLT Environmental, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP
Houston, Texas
June 13, 2001